      As filed with the Securities and Exchange Commission on May 27, 1997

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           GTECH HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                           05-0450121
         (State of incorporation)                   (IRS Employer
                                                  Identification No.)
              55 Technology Way
         West Greenwich, Rhode Island                    02817
   (Address of Principal Executive Offices)            (Zip Code)


                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                1992 OUTSIDE DIRECTORS' DIRECTOR STOCK UNIT PLAN
                            (Full title of the plan)

                              --------------------

                              Cynthia A. Nebergall
                                 General Counsel
                           GTECH Holdings Corporation
                                55 Technology Way
                            West Greenwich, RI 02817
                                 (401) 392-1000
            (Name, address and telephone number of agent for service)
                              --------------------

                                    Copy to:

                           John C. Bennett, Jr., Esq.
                           DRINKER BIDDLE & REATH LLP
                       Philadelphia National Bank Building
                                   11th Floor
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
    Title of Securities           Amount             Proposed Maximum      Proposed Maximum          Amount of
     to be Registered        to be Registered       Offering Price Per    Aggregate Offering    Registration Fee(1)
                                                         Share(1)              Price(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par                187,500                 $31.5625           $5,917,968.70         $1,794
value $0.01  per share          shares(2)
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) promulgated under the Securities Act of 1993, as amended, the price and fee are computed based on $31.5625 per share, the average of the high and low prices of a share of Common Stock of the Registrant reported in the New York Stock Exchange consolidated reporting system on May 20, 1997.

(2) Represents 180,000 shares registered under the 1996 Non-Employee Directors' Stock Option Plan and 7,500 shares registered under the 1992 Outside Directors' Director Stock Unit Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional shares as may become issuable under the 1996 Non-Employee Directors' Stock Option Plan and the 1992 Outside Directors' Director Stock Unit Plan in connection with share splits, share dividends or similar transactions.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        (Not required to be filed as part of this registration statement)


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                  GTECH Holdings Corporation (the "Company" or "Registrant") hereby incorporates into this Registration Statement by reference:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended February 22, 1997;

                  (b) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") on July 6, 1992 (which Form 8-A incorporates by reference the description of the Company's Common Stock in the specified section of the Company's Registration Statement on Form S-1 No. 33-48264), including any amendment or report filed for the purpose of updating such description; and

                  (c) any other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since May 23, 1997.

                  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of each such report or other document.



ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 102(b)(7) of the Delaware General Corporation Law the ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for a breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company's Certificate of Incorporation, as amended, contains such a limitation on the personal liability of directors.

                  Section 145 of the DGCL provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

                  The Company's Amended and Restated Bylaws provide that the Company shall indemnify, to the full extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise.

                  The directors and officers of the Company also are parties to indemnification agreements with the Company providing for indemnification for liabilities (including legal fees and other expenses) incurred in any legal proceedings in connection with their present or past status as directors or officers of the Company. The Company maintains directors' and officers' liability insurance.

                  The Company, the selling shareholders and the underwriters have agreed to indemnify each other against certain liabilities arising in connection with the Company's initial public offering of Common Stock in July 1992 and its secondary offering of Common Stock in December 1992, November 1993 and June 1996. The selling shareholders include officers and certain directors of the Company, and the underwriters include Donaldson Lufkin & Jenrette Securities Corporation ("DLJSC"), which was a major stockholder in the Company. The Company also has agreed to indemnify DLJ Capital Corporation (an affiliate of DLJSC) and its affiliates against certain liabilities arising in connection with the February 1990 acquisition of GTECH Corporation by the Company and various related financings and refinancings.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.   EXHIBITS.

         Exhibit 4.1 Credit Agreement dated September 15, 1994 among GTECH Corporation and certain financial institutions and NationsBank, as agent (incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended August 27, 1994)

         Exhibit 4.2 Amendment dated May 29, 1996 to Credit Agreement among GTECH Corporation, certain financial institutions and NationsBank, as agent (incorporated by reference to Exhibit 4 to the Company's Form 10-Q for the quarter ended May 25, 1996)

                           Miscellaneous long-term debt instruments and credit facility agreements of the Company under which the underlying authorized debt is equal to or less than 10% of the total assets of the Company and its subsidiaries on a consolidated basis have not been filed as exhibits to this Registration Statement. The Company agrees to furnish to the Commission, upon request, copies of any such unfiled instruments.

         Exhibit 5 Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

         Exhibit 23.1      Consent of Ernst & Young LLP

         Exhibit 23.2      Consent of Price Waterhouse

         Exhibit 23.3      Consent of Drinker Biddle & Reath LLP (included in
                           Exhibit 5)

         Exhibit 24        Powers of Attorney (see signature page)


ITEM 9.  UNDERTAKINGS.


         The undersigned Registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the Town of West Greenwich, State of Rhode Island on May 27, 1997.


                                    GTECH HOLDINGS CORPORATION


                                    By: /s/ William Y. O'Connor
                                       ----------------------------------------
                                       William Y. O'Connor
                                       President and Chief Operating Officer

                                   SIGNATURES


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guy B. Snowden, Victor Markowicz and William Y. O'Connor, or any one of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to the Registration Statement referred to above and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                                    Title                           Date
             ----------                                    -----                           ----
/s/ Guy B. Snowden                        Chairman of the Board and Chief              May 27, 1997
----------------------------              Executive Officer
Guy B. Snowden



/s/ Thomas J. Sauser                      Senior Vice President, Chief                 May 27, 1997
----------------------------              Financial Officer and Treasurer
Thomas J. Sauser


/s/ Robert J. Plourde                     Vice President and Corporate                 May 27, 1997
----------------------------              Controller
Robert J. Plourde
(Principal Accounting Officer)


/s/ Victor Markowicz                      Vice Chairman of the Board                   May 27, 1997
----------------------------
Victor Markowicz


/s/ Robert M. Dewey, Jr.                  Director                                     May 27, 1997
----------------------------
Robert M. Dewey, Jr.


/s/ Burnett W. Donoho                     Director                                     May 27, 1997
----------------------------
Burnett W. Donoho


/s/ Carl H. Freyer                        Director                                     May 27, 1997
----------------------------
Carl H. Freyer

/s/ The Rt. Hon. Lord Moore               Director                                     May 27, 1997
----------------------------
The Rt. Hon. Lord Moore

             Signatures                                    Title                           Date
             ----------                                    -----                           ----
/s/ William Y. O'Connor                   President, Chief Operating Officer           May 27, 1997
----------------------------              and Director
William Y. O'Connor



/s/ Anthony Ruys                          Director                                     May 27, 1997
----------------------------
Anthony Ruys



* by ________________________
         Attorney-In-Fact

                          INDEX TO EXHIBITS FILED WITH
                           THIS REGISTRATION STATEMENT

Exhibit


5     Opinion of Drinker Biddle & Reath LLP

23.1  Consent of Ernst & Young LLP

23.2  Consent of Price Waterhouse

24    Powers of Attorney (see signature page)